UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006 (June 1, 2006)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
          The information set forth under “ Item 8.01. Other Events” is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information set forth under “Item 8.01. Other Events” is incorporated herein by reference.
Item 8.01. Other Events.
          On June 2, 2006, LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), filed a Form 8-K (the “Original Form 8-K”) stating that it had agreed in principle with Citibank, N.A. to the terms of an interest rate swap agreement (the “Swap”). In connection with the Swap, the Company and Citibank, N.A. have entered into an ISDA 2002 Master Agreement (the “Master Agreement”), a Schedule thereto (the “Schedule”), and a Confirmation (the “Confirmation”) on the terms described in the Original Form 8-K. The Original Form 8-K is hereby amended to include the Master Agreement, Schedule and Confirmation, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.
Item 9.01. Exhibits.
99.1	ISDA 2002 Master Agreement, dated as of June 1, 2006, between Citibank, N.A. and LifePoint Hospitals, Inc.

99.2	Schedule to the ISDA 2002 Master Agreement.

99.3	Confirmation, dated as of June 2, 2006, between LifePoint Hospitals, Inc. and Citibank, N.A.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Michael J. Culotta
Name:	Michael J. Culotta
Title:	Chief Financial Officer
Date: September 8, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	ISDA 2002 Master Agreement, dated as of June 1, 2006, between Citibank, N.A. and LifePoint Hospitals, Inc.

99.2	Schedule to the ISDA 2002 Master Agreement.

99.3	Confirmation, dated June 2, 2006, between LifePoint Hospitals, Inc. and Citibank, N.A.